Exhibit 4.6.15
EXECUTION VERSION

Dated as of December 14, 2021

Twelfth Supplemental Indenture

among

Kansas City Southern,
as Company
Each of the Guarantors Party Hereto, Cygnus Merger Sub 1 Corporation,
as Successor Company

and

U.S. Bank National Association,
as Trustee

TWELFTH SUPPLEMENTAL INDENTURE (the “Twelfth Supplemental Indenture”), dated as of December 14, 2021, among CYGNUS MERGER SUB 1 CORPORATION, a Delaware corporation (the “Successor Company”), KANSAS CITY SOUTHERN, a Delaware corporation (the “Company”), the guarantors party hereto and U.S. BANK NATIONAL ASSOCIATION, a national banking association duly incorporated and existing under the laws of the United States of America, as Trustee (together with its successors and assigns, in such capacity, the “Trustee”).
W I T N E S S E T H :
WHEREAS, the Company, the guarantors party hereto and the Trustee have heretofore executed and delivered an Indenture, dated as of December 9, 2015 (the “Original Indenture” and, as amended, supplemented or otherwise modified prior to the date hereof, the “Indenture”), providing for the issuance from time to time of one or more series of the Company’s Securities;
WHEREAS, as permitted by the terms of the Indenture, upon satisfaction of certain conditions,
(i)CYGNUS MERGER SUB 2 CORPORATION, a Delaware corporation and a direct wholly owned subsidiary of the Successor Company, will merge with and into the Company with the Company surviving such merger (“First Merger”), and (ii) immediately following the First Merger and simultaneously with the effectiveness of this Twelfth Supplemental Indenture, the Company will merge with and into Successor Company with the Successor Company surviving such merger (“Second Merger”, and jointly with the First Merger, the “ Mergers”) and changing its name to “Kansas City Southern” as of the effective time of the Second Merger;
WHEREAS, Section 11.01(c) of the Indenture provides that in the case of a merger, the Company, the Guarantors and the Trustee may amend and supplement the Indenture with respect to any series of Securities or Note Guarantees of any such series without notice to or consent of any Holder to provide for the assumption of the obligations of the Company or Guarantor of the Company’s Securities and Note Guarantees of such Securities in the case of a merger of the Company or such Guarantor, as applicable, in accordance with the terms of the Indenture; and
WHEREAS, all acts and things necessary to make this Twelfth Supplemental Indenture, when duly executed and delivered, a valid and binding instrument in accordance with its terms and for the purposes herein expressed, have been done and performed; and the execution and delivery of this Twelfth Supplemental Indenture have been in all respects duly authorized.
NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained and intending to be legally bound, the parties to this Twelfth Supplemental Indenture hereby agree as follows:
ARTICLE I
RELATION TO INDENTURE; ADDITIONAL DEFINITIONS
Section 1.01 Relation to Indenture. This Twelfth Supplemental Indenture, upon its effectiveness as provided herein, shall constitute an integral part of the Indenture and shall be binding on the Company, the Successor Company, the Trustee and every Holder of Securities heretofore or hereafter authenticated and delivered under the Indenture.
Section 1.02 Additional Definitions. For all purposes of this Twelfth Supplemental Indenture, capitalized terms used herein shall have the respective meanings specified herein, or, if not specified herein, shall have the meaning specified in the Indenture. All references herein to Articles, Sections or Exhibits, unless otherwise specified, refer to the corresponding Articles, Sections or Exhibits of this Twelfth Supplemental Indenture.

ARTICLE II ASSUMPTION OF OBLIGATIONS
Section 2.01 Assumption of Obligations. Pursuant to, and in compliance and accordance with, Section 5.01 and Section 5.02 of the Indenture, effective immediately upon the consummation of the Second Merger, the Successor Company hereby expressly assumes all of the obligations of the Company under the Securities (including any supplemental indentures establishing the terms of such Securities) and the Indenture, and hereby expressly assumes the due and punctual payment of the principal of and premium, if any, and interest on all of the Securities in accordance with their terms, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be kept, performed, or observed by the Issuer under the Indenture.
Section 2.02 Successor Substituted. Pursuant to, and in compliance and accordance with, Section 5.02 of the Indenture, effective immediately upon the consummation of the Second Merger, the Successor Company succeeds to and is substituted for, and may exercise every right and power of, the Company under the Indenture, with the same effect as if the Successor Company had originally been named in the Indenture as the Company.
ARTICLE III CONDITIONS OF EFFECTIVENESS
Section 3.01 Conditions. This Twelfth Supplemental Indenture shall become effective simultaneously with the consummation of the Second Merger, provided, however, that:
(a)the Trustee shall have executed a counterpart of this Twelfth Supplemental Indenture and shall have received one or more counterparts of this Twelfth Supplemental Indenture executed by the Successor Company and the Company;
(b)the Trustee shall have received an Officer’s Certificate of the Company stating that (i) this Twelfth Supplemental Indenture complies with the requirements of Section 5.01 of the Indenture; and
(ii)in the opinion of the signer, all conditions precedent provided for in the Indenture relating to the consummation of the Mergers and the execution and delivery of this Twelfth Supplemental Indenture have been complied with;
(c)the Trustee shall have received an Opinion of Counsel of the Company to the effect that
(i) all conditions precedent provided for in the Indenture relating to the consummation of the Mergers and the execution and delivery of this Twelfth Supplemental Indenture have been complied with; and (ii) the execution and delivery of this Twelfth Supplemental Indenture complies with the requirements of Section
5.01 of the Indenture and is authorized or permitted by, and conforms to, the terms of Section 5.01 of the Indenture; and
(d)the Successor Company and the Company shall have duly filed with, or provided to, the Secretary of State of the State of Delaware all certificates and notifications required to effect the Second Merger.
Section 3.02 Failure of Conditions. In the event that the Second Merger does not occur on or prior to December 21, 2021, this Twelfth Supplemental Indenture shall be of no force or effect.
ARTICLE IV REFERENCE TO THE INDENTURE

Section 4.01 Reference to the Indenture. Upon the effectiveness of this Twelfth Supplemental Indenture, each reference in the Indenture to “this Indenture,” “hereunder,” “herein” or words of like import shall mean and be a reference to the Indenture, as affected, amended and supplemented hereby.
Section 4.02 Reference to Securities. Upon the effectiveness of this Twelfth Supplemental Indenture, each reference in the Securities to the Indenture including each term defined by reference to the Indenture shall mean and be a reference to the Indenture or such term, as the case may be, as affected, amended and supplemented hereby.
ARTICLE V ADDRESSES FOR NOTICES
Section 5.01 Notices. Upon the effectiveness of this Twelfth Supplemental Indenture, all notices or other communications to be addressed to the Company as contemplated by Section 12.02 of the Indenture shall be addressed to the Successor Company as follows:

Cygnus Merger Sub 1 Corporation 427 West 12th Street
Kansas City, MO 64105 Attn: Michael W. Cline
Email: Michael.Cline@KCSouthern.com

ARTICLE VI MISCELLANEOUS PROVISIONS
Section 6.01 Counterpart Originals. The Indenture, as supplemented by this Twelfth Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed. This Twelfth Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.
Section 6.02 Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS TWELFTH SUPPLEMENTAL INDENTURE.
Section 6.03 TIA Controls. If any provision in this Twelfth Supplemental Indenture limits, qualifies or conflicts with another provision hereof that is required to be included herein by any provisions of the TIA, such required provision shall control.
Section 6.04 Severability. In case any provision in this Twelfth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 6.05 Trustee’s Disclaimer. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Twelfth Supplemental Indenture, except that the Trustee represents that it is duly authorized to execute and deliver this Twelfth Supplemental Indenture and perform its obligations hereunder.
[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Twelfth Supplemental Indenture to be duly executed as of the day and year first above written.

CYGNUS MERGER SUB 1 CORPORATION, as
Successor Company
By:     /s/ Michael W. Cline
Name: Michael W. Cline
Title:    VP - Corporate Audit Services & Treasurer

KANSAS CITY SOUTHERN, as Company
By:     /s/ Michael W. Cline
Name: Michael W. Cline
Title:    VP - Corporate Audit Services & Treasurer

THE KANSAS CITY SOUTHERN RAILWAY
COMPANY, as Guarantor
By:     /s/ Michael W. Cline
Name: Michael W. Cline
Title:    VP - Corporate Audit Services & Treasurer

GATEWAY EASTERN RAILWAY COMPANY,
as Guarantor
By:     /s/ Michael W. Cline
Name: Michael Cline
Title:    VP & Treasurer

SOUTHERN DEVELOPMENT COMPANY, as
Guarantor
By:     /s/ Michael W. Upchurch
Name: Michael W. Upchurch
Title:    VP - Chief Financial Officer & Treasurer

THE KANSAS CITY NORTHERN RAILWAY
COMPANY, as Guarantor
By:     /s/ Michael W. Cline
Name: Michael W. Cline
Title:    VP & Treasurer

[Signature Page to Twelfth Supplemental Indenture]

TRANS-SERVE, INC., as Guarantor
By:     /s/ Michael W. Cline
Name: Michael W. Cline
Title:    VP & Treasurer

KCS HOLDINGS I, INC., as Guarantor
By:     /s/ Michael W. Cline
Name: Michael W. Cline
Title:    VP & Treasurer

KCS VENTURES I, INC., as Guarantor
By:     /s/ Michael W. Cline
Name: Michael W. Cline
Title:    VP & Treasurer

SOUTHERN INDUSTRIAL SERVICES, INC., as
Guarantor
By:     /s/ Michael W. Upchurch
Name: Michael W. Upchurch
Title:    VP - Chief Financial Officer & Treasurer

VEALS, INC., as Guarantor
By:     /s/ Michael W. Upchurch
Name: Michael W. Upchurch
Title:    VP – Chief Financial Officer & Treasurer

PABTEX, INC., as Guarantor
By:     /s/ Michael W. Upchurch
Name: Michael W. Upchurch
Title:    VP - Chief Financial Officer & Treasurer

U.S. BANK NATIONAL ASSOCIATION, as Trustee By: /s/ Laurel Casasanta     Name: Laurel Casasanta
Title: Vice President

[Signature Page to Twelfth Supplemental Indenture]